                             John R. Poloni, P.Eng.
                              Consulting Geologist
                              2110 - 150 A. Street
                         Surrey, British Columbia Canada



Baymont  Corporation
Blaine,  Washington
U.S.A.


                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion and reference of my report dated January 20, 2002, entitled "Summary Report on the Bor Mining Property for Baymont Exploration Inc." in the Form SB-2 Registration Statement to be filed by Baymont Corporation with the United States Securities and Exchange Commission.




Dated  the  8th  day  of  March,  2002



/s/ John  R.  Poloni
-------------------------------
John  R.  Poloni
Consulting  Geologist